Exhibit 1.01

Conflict Minerals Report of Sequans Communications S.A.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Sequans Communications S.A. (“Sequans” or the “Company”) for calendar year 2021 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Sequans Communications S.A. is a leader in the fabless semiconductor business and a developer and supplier of integrated circuits supporting single-mode LTE chipset solutions and certain system-in-package modules.

Due Diligence

Overview: Conflict minerals are necessary to the functionality or production of semiconductor and module products that Sequans contracts to be manufactured (“In-Scope Products”). For calendar year 2021, Sequans completed due diligence that encompassed:

•establishing the extent to which gold, columbite-tantalite (coltan), cassiterite or wolframite, including their derivatives tantalum, tin and tungsten ("3TG") are present in some or all of its products;

•a reasonable country of origin inquiry (“RCOI”) regarding conflict minerals in the In-Scope Products that was reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•measures to exercise due diligence on the source and chain of custody of those conflict minerals.

The Company’s due diligence exercise was based on the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the supplements thereto.

Central elements of the Company’s due diligence exercise included:

•maintenance of an internal Sequans team to execute the exercise, including the Operations Director, CFO, other members of the Company's Risk Committee and external specialists, as required;

•the ongoing development of its conflict minerals policy and processes designed to assure continuing compliance with Rule 13p-1. The Company’s processes are designed to respond to current, and new, risks in the supply chain;

•identification of the In-Scope Products;

•identification of suppliers of the In-Scope Products; and

•completion of a survey of those suppliers.

Work with Suppliers: Sequans is several levels removed from the actual mining of conflict minerals. The Company does not make purchases of raw ore or unrefined conflict minerals and generally makes no purchases in the Covered Countries.

Sequans uses the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (the “Template”) to survey suppliers. Sequans and suppliers used CMRT version 6.1 of the Template for the compilation of this report. The Company worked with direct suppliers of materials containing conflict minerals, using the Template as a supply chain survey, to identify the smelters and refiners ("SORs") that provide those conflict minerals to the Company’s suppliers. Initial work and enquiries in respect of calendar year 2021 commenced during the fourth calendar quarter of 2021. Upon determination that all the Company’s products do, or might, contain 3TG, Sequans asked all direct suppliers of materials for such products and related services to complete the Template or provide declarations regarding their use and the sources of 3TG. All suppliers responded. If any inconsistencies were identified, Sequans requested clarification from the suppliers concerned. Based on suppliers’ responses, Sequans was able to determine the country of origin of the conflict minerals used in some but not all the In-Scope Products.

Sequans compared the SORs identified in the supply chain survey against the list of smelter facilities which have been identified as conformant by programs such as the RMI program for conflict minerals, during the reporting period. Identified SORs were validated against the conformant smelter list issued by the RMI on April 1, 2022.

Product Description and Related Matters

Description of In-Scope Products: The In-Scope Products are integrated circuits (semiconductors) supporting single-mode LTE chipset solutions and certain system-in-package modules.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Sequans has identified in its supply chain:
108 SOR facilities for Gold, all of which are RMI conformant.
35 SOR facilities for Tantalum, all of which are RMI conformant.
58 SOR facilities for Tin, all of which are RMI conformant, or are no longer operating as SORs.
43 SOR facilities for Tungsten, all of which are RMI conformant, or are no longer operating as SORs.

Despite the fact that 100% of the SORs that Sequans identified in its supply chain are RMI conformant, Sequans has not voluntarily elected to describe any of its products as “DRC conflict free.”

The following is the list of SORs that have been reported to Sequans:

Smelter Identification Number	Metal	Smelter Name
CID000015	Gold	Advanced Chemical Company
CID000019	Gold	Aida Chemical Industries Co., Ltd.
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)

CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao
CID000077	Gold	Argor-Heraeus S.A.
CID000082	Gold	Asahi Pretec Corp.
CID000090	Gold	Asaka Riken Co., Ltd.
CID000113	Gold	Aurubis AG
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Gold	Boliden AB
CID000176	Gold	C. Hafner GmbH + Co. KG
CID000185	Gold	CCR Refinery - Glencore Canada Corporation
CID000189	Gold	Cendres + Metaux S.A.
CID000233	Gold	Chimet S.p.A.
CID000264	Gold	Chugai Mining
CID000359	Gold	DSC (Do Sung Corporation)
CID000362	Gold	DODUCO Contacts and Refining GmbH
CID000401	Gold	Dowa
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant
CID000493	Gold	JSC Novosibirsk Refinery
CID000689	Gold	LTMetal Ltd.
CID000694	Gold	Heimerle + Meule GmbH
CID000707	Gold	Heraeus Metals Hong Kong Ltd.
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.
CID000814	Gold	Istanbul Gold Refinery
CID000823	Gold	Japan Mint
CID000855	Gold	Jiangxi Copper Co., Ltd.
CID000920	Gold	Asahi Refining USA Inc.
CID000929	Gold	JSC Uralelectromed
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.
CID000957	Gold	Kazzinc
CID000969	Gold	Kennecott Utah Copper LLC
CID000981	Gold	Kojima Chemicals Co., Ltd.
CID001029	Gold	Kyrgyzaltyn JSC
CID001078	Gold	LS-NIKKO Copper Inc.
CID001113	Gold	Materion
CID001119	Gold	Matsuda Sangyo Co., Ltd.
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Gold	Metalor Technologies S.A.
CID001157	Gold	Metalor USA Refining Corporation
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001188	Gold	Mitsubishi Materials Corporation
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.
CID001204	Gold	Moscow Special Alloys Processing Plant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001236	Gold	Navoi Mining and Metallurgical Combinat
CID001259	Gold	Nihon Material Co., Ltd.
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.

CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
CID001352	Gold	PAMP S.A.
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals
CID001397	Gold	PT Aneka Tambang (Persero) Tbk
CID001498	Gold	PX Precinox S.A.
CID001512	Gold	Rand Refinery (Pty) Ltd.
CID001534	Gold	Royal Canadian Mint
CID001555	Gold	Samduck Precious Metals
CID001585	Gold	SEMPSA Joyeria Plateria S.A.
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Gold	Solar Applied Materials Technology Corp.
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM
CID001916	Gold	Shandong Gold Smelting Co., Ltd.
CID001938	Gold	Tokuriki Honten Co., Ltd.
CID001955	Gold	Torecom
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining
CID001993	Gold	United Precious Metal Refining, Inc.
CID002003	Gold	Valcambi S.A.
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)
CID002100	Gold	Yamakin Co., Ltd.
CID002129	Gold	Yokohama Metal Co., Ltd.
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
CID002290	Gold	SAFINA A.S.
CID002314	Gold	Umicore Precious Metals Thailand
CID002459	Gold	Geib Refining Corporation
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna
CID002516	Gold	Singway Technology Co., Ltd.
CID002560	Gold	Al Etihad Gold LLC
CID002561	Gold	Emirates Gold DMCC
CID002580	Gold	T.C.A S.p.A
CID002582	Gold	REMONDIS PMR B.V.
CID002605	Gold	Korea Zinc Co., Ltd.
CID002606	Gold	Marsam Metals
CID002615	Gold	TOO Tau-Ken-Altyn
CID002761	Gold	SAAMP
CID002762	Gold	L'Orfebre S.A.
CID002763	Gold	8853 S.p.A.
CID002765	Gold	Italpreziosi
CID002777	Gold	SAXONIA Edelmetalle GmbH
CID002778	Gold	WIELAND Edelmetalle GmbH
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
CID002850	Gold	AU Traders and Refiners

CID002863	Gold	Bangalore Refinery
CID002918	Gold	SungEel HiMetal Co., Ltd.
CID002919	Gold	Planta Recuperadora de Metales SpA
CID002973	Gold	Safimet S.p.A
CID003195	Gold	TSK Pretech
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant
CID000092	Tantalum	Asaka Riken Co., Ltd.
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.
CID000456	Tantalum	Exotech Inc.
CID000460	Tantalum	F&X Electro-Materials Ltd.
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.
CID001076	Tantalum	LSM Brasil S.A.
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.
CID001200	Tantalum	NPM Silmet AS
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
CID001508	Tantalum	QuantumClean
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
CID001769	Tantalum	Solikamsk Magnesium Works OAO
CID001869	Tantalum	Taki Chemical Co., Ltd.
CID001891	Tantalum	Telex Metals
CID001969	Tantalum	Ulba Metallurgical Plant JSC
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002504	Tantalum	D Block Metals, LLC
CID002505	Tantalum	FIR Metals & Resource Ltd.
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID002539	Tantalum	KEMET de Mexico
CID002544	Tantalum	TANIOBIS Co., Ltd.
CID002545	Tantalum	TANIOBIS GmbH
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH
CID002548	Tantalum	H.C. Starck Inc.
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG
CID002557	Tantalum	Global Advanced Metals Boyertown
CID002558	Tantalum	Global Advanced Metals Aizu
CID002842	Tantalum	Jiangxi Tuohong New Raw Material
CID002847	Tantalum	Meta Materials
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000292	Tin	Alpha
CID000402	Tin	Dowa
CID000438	Tin	EM Vinto
CID000468	Tin	Fenix Metals
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.

CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC
CID001070	Tin	China Tin Group Co., Ltd.
CID001105	Tin	Malaysia Smelting Corporation (MSC)
CID001142	Tin	Metallic Resources, Inc.
CID001173	Tin	Mineracao Taboca S.A.
CID001182	Tin	Minsur
CID001191	Tin	Mitsubishi Materials Corporation
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.
CID001337	Tin	Operaciones Metalurgical S.A.
CID001399	Tin	PT Artha Cipta Langgeng
CID001402	Tin	PT Babel Inti Perkasa
CID001406	Tin	PT Babel Surya Alam Lestari
CID001428	Tin	PT Bukit Timah
CID001453	Tin	PT Mitra Stania Prima
CID001458	Tin	PT Prima Timah Utama
CID001460	Tin	PT Refined Bangka Tin
CID001468	Tin	PT Stanindo Inti Perkasa
CID001477	Tin	PT Timah Tbk Kundur
CID001482	Tin	PT Timah Tbk Mentok
CID001490	Tin	PT Tinindo Inter Nusa
CID001539	Tin	Rui Da Hung
CID001758	Tin	Soft Metais Ltda.
CID001898	Tin	Thaisarco
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID002180	Tin	Yunnan Tin Company Limited
CID002455	Tin	CV Venus Inti Perkasa
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.
CID002500	Tin	Melt Metais e Ligas S.A.
CID002503	Tin	PT ATD Makmur Mandiri Jaya
CID002517	Tin	O.M. Manufacturing Philippines, Inc.
CID002593	Tin	PT ATD Makmur Mandiri Jaya
CID002706	Tin	Resind Industria e Comercio Ltda.
CID002773	Tin	Metallo Belgium N.V.
CID002774	Tin	Metallo Spain S.L.U.
CID002816	Tin	PT Sukses Inti Makmur
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
CID002835	Tin	PT Menara Cipta Mulia
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd
CID003205	Tin	PT Bangka Serumpun
CID003325	Tin	Tin Technology & Refining
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.
CID003381	Tin	PT Rajawali Rimba Perkasa

CID003387	Tin	Luna Smelter, Ltd.
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
CID000004	Tungsten	A.L.M.T. Corp.
CID000105	Tungsten	Kennametal Huntsville
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.
CID000568	Tungsten	Global Tungsten & Powders Corp.
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID000825	Tungsten	Japan New Metals Co., Ltd.
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID000966	Tungsten	Kennametal Fallon
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
CID002044	Tungsten	Wolfram Bergbau und Hutten AG
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002541	Tungsten	H.C. Starck Tungsten GmbH
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG
CID002543	Tungsten	Masan High-Tech Materials
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID002589	Tungsten	Niagara Refining LLC
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
CID002649	Tungsten	Hydrometallurg, JSC
CID002724	Tungsten	Unecha Refractory metals plant
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002833	Tungsten	ACL Metais Eireli
CID002843	Tungsten	Woltech Korea Co., Ltd.
CID002845	Tungsten	Moliren Ltd.
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
CID003388	Tungsten	KGETS Co., Ltd.
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.
CID003407	Tungsten	Lianyou Metals Co., Ltd.

More complete details are posted to the publicly available Internet site www.sequans.com (follow the http://www.sequans.com/investors/corporate-governance/ link) upon the filing of the Form SD.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Mines have been identified in the following countries as being sources of 3TG used in In-Scope Products;

Australia, Bolivia, Canada, China, Portugal, Russia, Spain, Vietnam.

In addition, some suppliers indicated that 3TG used in the In-Scope Products had originated in the DRC and adjoining countries without further specification. The Company has not otherwise been able to determine with reasonable certainty the countries of origin of the 3TG used in the In-Scope Products.

Forward-Looking Statements

Statements relating to due diligence process improvement made in this report, as well as certain other statements made in this report, are forward-looking in nature and are based on the Company’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RMI remain effective as a source of external support in the conflict minerals compliance process and whether the results of the Company’s efforts to improve the due diligence process will be effective) that may be outside of the Company’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.